UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2016 (March 8, 2016)

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 320, Harrison, NY 10528

(Address of principal executive offices, including zip code)

(914) 630-7430

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

MGT Sports, Inc. (“MGT Sports”), a wholly-owned subsidiary of MGT Capital Investments, Inc. (the “Company”), is the holder of a promissory note (the “Note”) issued by DraftDay Fantasy Sports, Inc. (“DraftDay”), formerly known as Viggle, Inc., that went into default on March 8, 2016 and remains in default as of the date hereof.

The promissory note was issued to MGT Sports in connection with that certain Asset Purchase Agreement dated September 8, 2015, by and among the Company, MGT Sports and DraftDay, the terms of which were previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2015. The promissory note is in the principal amount of $1,875,000 and has accrued an aggregate of $46,875 in interest, at a rate of 5% per annum. As of the date hereof, the Company and MGT Sports are in discussions with DraftDay to seek a prompt resolution to the default, though neither the Company nor MGT Sports can guarantee any such resolution will be reached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT CAPITAL INVESTMENTS, INC.

Date: March 14, 2016	By:	/s/ Robert B. Ladd
	Name:	Robert B. Ladd
	Title:	President and Chief Executive Officer